UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2010
GENOMIC HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Penobscot Drive
Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)
(650) 556-9300
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events.
     On June 29, 2010, Genomic Health, Inc. (the “Company”) filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”). The shelf registration statement is intended to replace the Company’s prior shelf registration statement, which expired on April 26, 2010. The Company has no current plans to sell securities under the shelf registration statement.
     Under the shelf registration statement, when declared effective by the SEC, the Company may offer and sell from time to time in the future up to 10,000,000 shares of its Common Stock, par value $0.0001 per share (“Common Stock”). The specifics of any future offering, along with the prices, terms and the use of proceeds of any Common Stock offered by the Company under the shelf registration statement, would be determined at the time of any offering and described in detail in a prospectus supplement filed at the time of any such offering.
     The shelf registration statement filed by the Company has not yet become effective. The securities covered by the registration statement may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective and an appropriate prospectus supplement is filed. This communication does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state or jurisdiction. Any offering of the securities covered by the registration statement will only be by means of a prospectus and an accompanying prospectus supplement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2010
GENOMIC HEALTH, INC.
	By:	/s/ G. Bradley Cole
G. Bradley Cole
Chief Operating Officer and Chief Financial Officer